UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of The Securities

Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement.

☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☒ Definitive proxy statement.

☐ Definitive additional materials.

☐ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

CONTANGO OIL & GAS COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

CONTANGO OIL & GAS COMPANY

3700 Buffalo Speedway, Suite 960

Houston, Texas 77098

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 4, 2004

Dear Stockholder,

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Contango Oil & Gas Company, which will be held at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, on Thursday, November 4, 2004 at 9:00 a.m., Central Time.

At the Annual Meeting you will be asked to vote on the following matters:

(1)	To elect our board of directors to serve until the annual meeting of stockholders in 2005; and

(2)	To conduct any other business that is properly raised at the Annual Meeting.

Stockholders who owned shares of Contango Oil & Gas Company’s common stock, par value $0.04 per share, and holders of Series C convertible cumulative preferred stock, par value $0.04 per share, at the close of business on September 22, 2004 are entitled to receive notice of and to attend and vote at the meeting.

As a stockholder of Contango Oil & Gas Company, you have the right to vote on the proposals listed above. Please read the Proxy Statement carefully because it contains important information for you to consider when deciding how to vote. Your vote is important.

This year, you have two options in submitting your vote prior to the Annual Meeting date:

(1)	You may sign and return the enclosed proxy card in the accompanying envelope; or

(2)	If your shares are held in “street name”, you can vote over the Internet at the address shown on your proxy card.

Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy card promptly or vote over the Internet. A postage-paid return envelope is enclosed for your convenience. If you decide to attend the Annual Meeting, you can, if you wish, revoke your proxy and vote in person. If you have any questions, please contact us through our Website at www.contango.com, send us an e-mail at contango@contango.com or write us at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098.

By order of the Board of Directors,

/s/ KENNETH R. PEAK

Kenneth R. Peak

Chairman, Chief Executive Officer and Secretary

Houston, Texas

September 30, 2004

CONTANGO OIL & GAS COMPANY

3700 Buffalo Speedway, Suite 960

Houston, Texas 77098

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 4, 2004

To our Stockholders:

The board of directors (the “Board”) of Contango Oil & Gas Company, a Delaware corporation (the “Company” or “Contango”), is furnishing you with this Proxy Statement in connection with its solicitation of your proxy, in the form enclosed, for use at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, on Thursday, November 4, 2004 at 9:00 a.m., Central Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

We are mailing this Proxy Statement to you on or about October 11, 2004, together with the accompanying proxy card and the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2004.

We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please complete, date and sign the proxy card and return it promptly in the return envelope provided. If your shares are owned in “street name” and you prefer to vote over the Internet, please follow the instructions on the proxy card or other enclosed proxy material.

QUESTIONS AND ANSWERS

1.	Q:	Who is asking for my proxy?

	A:	Your proxy is being solicited by our Board for use at our Annual Meeting. Our directors, officers or employees may also solicit proxies on behalf of our Board, in person or by telephone, facsimile, mail or e-mail. If our directors, officers or employees solicit proxies, they will not be specially compensated. Contango will pay all costs and expenses of this proxy solicitation.

2.	Q.	What are stockholders being asked to vote on?

	A:	At our Annual Meeting, stockholders will be asked to vote:

• To elect our board of directors to serve until the annual meeting of stockholders in 2005; and

• On any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

3.	Q.	Who is entitled to vote?

	A:	The record of stockholders entitled to vote at the Annual Meeting was taken at the close of business on September 22, 2004 (the “Record Date”). As of the Record Date, the Company had outstanding 12,977,366 shares of common stock, par value $0.04 per share (the “Common Stock”) and 1,400 shares of Series C convertible cumulative preferred stock, par value $0.04 per share (“Series C Preferred Stock”). Each share of Series C Preferred Stock is convertible into 833 shares of Common Stock.

4.	Q:	How many shares may vote at the Annual Meeting?

	A:	Holders of Common Stock and holders of Series C Preferred Stock will vote as one class at the Annual Meeting. Each record holder of Common Stock is entitled to one vote per share of Common Stock owned on the Record Date. Holders of Series C Preferred Stock are entitled to one vote for each share of Common Stock into which each share of Series C Preferred Stock is convertible. Currently, each record holder of Series C Preferred Stock on the Record Date is entitled to 833 votes per share of Series C Preferred Stock owned.

5.	Q:	How do I vote my shares?

	A:	A proxy card is included with the proxy materials being sent to you. The proxy card allows you to specify how you want your shares voted as to each proposal listed. The proxy card provides space for you to:

• Vote for, or withhold authority to vote for, each nominee for director.

If the proxy card is properly signed and returned to us, shares covered by the proxy card will be voted in accordance with the directions you specify on the card. The person named as proxy on the proxy card is Kenneth R. Peak, the Company’s Chairman, Chief Executive Officer and Secretary. Any stockholder who wishes to name a different person as his or her proxy may do so by crossing out Mr. Peak’s name and inserting the name of another person to act as his or her proxy. In such a case, the stockholder would have to sign the proxy card and deliver it to the person named as his or her proxy, and that person would have to be present and vote at the Annual Meeting. Any proxy card so marked should not be mailed to the Company.

If you return a signed proxy card without having specified any choices, Mr. Peak, named as proxy, will vote the shares represented at the Annual Meeting and any adjournment thereof as follows:

• FOR the election of each nominee for director; and

• At the discretion of Mr. Peak, as proxy, on any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

6.	Q:	How does the Board recommend I vote?

	A:	The Board unanimously recommends that you vote “For” each of the matters to be voted on at the Annual Meeting.

Our executive officers and directors who own shares of Common Stock have advised us that they intend to vote their shares in favor of the proposal presented in this Proxy Statement. As of the Record Date, executive officers and directors collectively owned 2,290,019 shares of Common Stock, representing 16.2% of the total shares entitled to vote. See “Security Ownership of Certain Beneficial Owners and Management”.

7.	Q:	What vote is required?

	A:	Proposal 1, the election of directors, will require an affirmative vote of a majority of the shares present in person or by proxy and voting at the Annual Meeting.

8.	Q:	What is a “quorum”?

	A:	Presence at the Annual Meeting, in person or by proxy, of holders of a majority of the votes entitled to be cast by all record holders of the Company’s Common Stock and Series C Preferred Stock will constitute a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

9.	Q:	What is the effect of an abstention or a broker non-vote?

	A:	Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a nominee holding shares of the Company’s Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders as a vote against, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

10.	Q:	What does it mean if I get more than one proxy card?

	A:	If your shares are registered differently or in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted.

11.	Q:	Can I revoke my proxy?

	A:	You may revoke your proxy at any time before it is exercised at the Annual Meeting by filing with or transmitting to our corporate secretary either a notice of revocation or a properly created proxy bearing a later date. You also may attend the Annual Meeting and revoke your proxy by voting your shares in person.

12.	Q:	How will the Company solicit proxies?

	A:	Proxies may be solicited in person, by telephone, facsimile, mail or e-mail by directors, officers and employees of the Company without additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders.

13.	Q:	How can a stockholder communicate with the Company’s independent directors?

	A:	The Audit Committee is authorized to receive communications from stockholders. Mail should be addressed to the Independent Directors in care of the Chairman of the Audit Committee, Contango Oil & Gas Company, 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098. Mail will not be opened but will be logged in. All mail will be forwarded to the Chairman of the Audit Committee or the named independent director. Mail addressed to the Board of Directors will be delivered to Kenneth R. Peak, Chairman and Chief Executive Officer. Mr. Peak is not an independent director.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, we will present the nominees named below and recommend that they be elected to serve as directors for a term of one year or until their successors are duly elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Your proxy will be voted for the election of the four nominees named below unless you give instructions to the contrary. Your proxy cannot be voted for a greater number of persons than the number of nominees named.

Nominees

Presented below is a description of certain biographical information, occupations and business experience for the past five years of each person nominated to become a director. Four directors are to be elected at the Annual Meeting. Each nominee is a current director standing for reelection to the Board. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board’s size may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable. Directors of the Company hold office until the next annual stockholders meeting, until successors are elected and qualified or until their earlier resignation or removal.

The Company does not have a nominating committee because the Company prefers that each Board member participate in the consideration of director nominees. Each Board member other than Kenneth R. Peak is independent as defined in Section 121(a) of the American Stock Exchange listing standards. In lieu of a formal written charter, the Board has adopted a written resolution addressing the nomination process. The Board will consider nominees recommended by stockholders. The procedures include a requirement that notices regarding a person’s nomination be received in writing by the Company’s Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Moreover, the notice must include such nominee’s written consent to be named in the Company’s proxy statement and to serve if elected. Minimum qualifications include extensive experience in the oil and gas industry and a solid understanding of financial statements. Each nominee below has been recommended by the Board.

Name	Age	Position	Year First Became a Director
Kenneth R. Peak	59	Chairman, President, Chief Executive Officer, Chief Financial Officer and Secretary	1999
Jay D. Brehmer	39	Director	2000
Joseph S. Compofelice	55	Director	2002
Darrell W. Williams	61	Director	1999

Kenneth R. Peak has been Chairman and CEO of Contango since its formation in September 1999. Prior to September 1999, Mr. Peak was President of Peak Enernomics, Incorporated, a company engaged in consulting activities to the natural gas and oil industry. Mr. Peak’s energy career began in 1973 as a commercial banker in First Chicago’s energy group. In 1980, Mr. Peak became Treasurer of Tosco Corporation and in 1982 Chief Financial Officer of Texas International Company. Mr. Peak’s tenure included serving as President of TIPCO, the domestic operating subsidiary of Texas International Company’s oil and gas operations. Mr. Peak has also served as Chief Financial Officer of Forest Oil and as an investment banker with Howard Weil. Mr. Peak served as an officer in the U.S. Navy from 1968 to 1971. Mr. Peak received a BS in physics from Ohio University and a MBA from Columbia University. He currently serves as a director Patterson-UTI Energy, Inc., a provider of onshore contract drilling services to exploration and production companies in North America.

Jay D. Brehmer has been a director of Contango since October 2000. Mr. Brehmer is Managing Director of Catalina Capital Advisors LP, a boutique financial advisory, merger and acquisition investment bank. From November 2002 until August 2004, he advised various energy and energy-related companies on corporate finance and merger and acquisition activities through Southplace, LLC. From May 1998 until November 2002, Mr. Brehmer was responsible for structured-finance energy related transactions at Aquila Energy Capital Corporation. Prior to joining Aquila, Mr. Brehmer founded Capital Financial Services, which provided mid-cap companies with strategic merger and acquisition advice coupled with prudent financial capitalization structures. His corporate finance industry experience also includes five years from 1990 until 1995 as Vice President of the investment banking subsidiary of Mutual of Omaha. He was responsible for the development and completion of all aspects of both private and public securities transactions. From 1985 until 1990, he was Vice President-Corporate Finance and Operations Manager for R. G. Dickinson & Company, a full service regional brokerage firm, where he created and managed the financial modeling of various public and private securities transactions. Mr. Brehmer holds a BBA from Drake University in Des Moines, Iowa.

Joseph S. Compofelice has been a director of Contango since 2002. Mr. Compofelice is Managing Director of Catalina Capital Advisors LP, a boutique financial advisory, merger and acquisition investment bank. He is the Chairman of the Board of Trico Marine Services, Inc., a provider of marine support vessels serving the international natural gas and oil industry, and a member of the Board of Advisors of Courtland Inc., a privately held investment management firm. From 2001 to 2003, Mr. Compofelice was Chief Executive Officer of Aquilex Services Corp., a provider of services and equipment to the power generation and heavy processing industries. For the period 1998 through 2002, Mr. Compofelice was Chairman and CEO of CompX International Inc., a producer of hardware for the office furniture industry. From 1994 through 1997, Mr. Compofelice was a Director and CFO of NL Industries Inc., a chemical producer, and Director and CFO of TIMET, a producer of titanium metal principally for the aerospace industry. Mr. Compofelice received his BS at California State University at Los Angeles and his MBA at Pepperdine University.

Darrell W. Williams has been a director of Contango since 1999. He is an international business consultant working through the firm of Williams and Associates, Inc. From 1993 until 2002, Mr. Williams was associated with the German firm of Deutag Drilling, GmbH in both marketing and operations positions. In September 1996, he was transferred to Germany and served as Managing Director of Deutag International, the subsidiary which had responsibility for all drilling operations outside of Europe. Prior to joining Deutag, Mr. Williams was in senior executive positions with Nabors Drilling (1988-1993), Pool Company (1985-1988), Baker Oil Tools (1980-1983), SEDCO (1970-1980), Tenneco (1966-1970), and Humble Oil (1964-1966). Mr. Williams graduated from West Virginia University with a degree in Petroleum Engineering in 1964. Mr. Williams is past Chairman of the Houston Chapter of International Association of Drilling Contractors, a life member of the Society of Petroleum Engineers and a registered professional engineer in Texas. He also serves as a business advisor of privately held Porta-Kamp, a company engaged in the design and manufacturing of prefabricated housing and camps.

All directors and nominees for director of the Company are United States citizens. There are no family relationships between any of our directors, executive officers or nominees for director.

Board Operations and Organization

Mission Statement. The Company’s primary objective is to maximize stockholder value, while at all times observing the highest ethical standards. The Company will pursue this objective through participation in the energy industry.

Corporate Authority & Responsibility. All corporate authority resides in the Board, as the representative of the stockholders. Authority is delegated to management by the Board in order to implement the Company’s mission. Such delegated authority includes the authorization of spending limits and the authority to hire employees and terminate their services. The Board retains responsibility to recommend candidates to the stockholders for election to the Board. The Board retains responsibility for selection, evaluation and the determination of compensation of the chief executive officer of the Company, oversight of the succession plan, approval of the annual budget, assurance of adequate systems, procedures and controls, all matters of corporate governance, as well as assisting in the preparation and approval of the strategic plan. Additionally, the Board provides advice and counsel to senior management.

Compensation of Directors. Directors are compensated in the form of both a cash payment and Company equity. During the fiscal year ended June 30, 2004, each outside director received a quarterly retainer of $3,000 and a quarterly stock option grant to purchase 3,000 shares of Common Stock. Effective July 1, 2004, the quarterly retainer for each outside director was increased to $5,000. Each outside director also receives a $1,000 cash payment for each board meeting and separately scheduled Audit Committee meeting attended. The Chairman of the Audit Committee receives an additional quarterly stock option grant to purchase 1,500 shares of Common Stock.

Board Size. In general, smaller to mid-size boards are more cohesive, work better together and tend to be more effective monitors than larger boards. Our Bylaws currently provide for at least three and not more than seven directors.

Annual Election of Directors. In order to create greater alignment between the Board’s and our stockholders’ interests and to promote greater accountability to the stockholders, directors shall be elected annually.

Meetings. Our Board has meetings as necessary. During the fiscal year ended June 30, 2004, the Board held five meetings. All directors attended each of these meetings. During the fiscal year ended June 30, 2004, the Board passed resolutions by unanimous written consent on nine occasions.

Committee Structure. It is the general policy of the Company that the Board as a whole will consider all major decisions. As a consequence, the committee structure of the Board is limited to the Audit Committee. The Audit Committee is composed solely of independent directors. The Board may form other committees as it determines appropriate.

Audit Committee. The Audit Committee recommends the appointment of independent public accountants to conduct audits of our financial statements, reviews with the accountants the plan and results of the auditing engagement, approves other professional services provided by the accountants and evaluates the independence of the accountants. The Audit Committee also reviews the scope and adequacy of our system of internal controls and procedures over financial reporting. Members of the Audit Committee are Messrs. Compofelice (chairman), Brehmer and Williams. The Audit Committee met formally six times during the fiscal year ended June 30, 2004.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE FOUR

NOMINEES AS DIRECTORS OF CONTANGO, TO SERVE UNTIL THE NEXT

ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS

ARE DULY ELECTED AND QUALIFIED.

CORPORATE GOVERNANCE

We believe that good corporate governance is important to assure that the Company is managed for the long term benefit of its stockholders. The Board and management are committed to good business practices, transparency in financial reporting and the highest level of corporate governance and ethics. During the past year, the Board has reviewed existing corporate governance policies and practices of other public companies. It has specifically reviewed the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission (“SEC”) and the listing standards and rules of the American Stock Exchange.

The Board has reaffirmed existing policies and initiated actions adopting policies consistent with the new rules and listing standards. In particular, we have:

•	A majority of independent directors.

•	An Audit Committee consisting solely of independent directors.

•	Adopted a formal Audit Committee Charter in May 2000, which is reviewed annually by the Audit Committee.

•	An Audit Committee empowered to engage independent auditors and other outside advisors.

•	Provided the Audit Committee with access to independent auditors, legal counsel and all management and employee levels.

•	Established executive sessions for the Board of Directors consisting exclusively of independent directors.

•	Adopted a formal code of ethical conduct for management, a copy of which was filed as an exhibit to our Form 10-KSB for the year ended June 30, 2003.

•	Adopted a formal whistleblower protection policy.

•	Adopted a formal process for stockholders to communicate with the independent directors.

•	Expanded disclosures regarding critical accounting policies.

•	Determined chief executives officer’s compensation by the independent directors.

•	No history of personal loans to officers and directors.

•	Taken appropriate Board and management action to achieve timely compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding controls and procedures over financial reporting.

More information about the Company’s corporate governance practices and procedures will be available on the Company’s website at www.contango.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables show the ownership of our Common Stock as of September 2, 2004 by (i) each person known by us to beneficially own 5% or more of our outstanding shares of Common Stock, (ii) each of our non-employee directors, (iii) our executive officers and (iv) our executive officers and directors taken together as a group. Unless otherwise indicated, each person named in the following table has the sole power to vote and dispose of the shares listed next to his name. The address of the members of the Board and our executive officers is 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098.

Our 5% Stockholders	Common Shares Beneficially Owned			Percent of Total Common Stock Outstanding
	Outstanding	Issuable Upon Exercise of Stock Options (1)	Total
Trust Company of the West (2)	3,130,429	—	3,130,429	24.1%
865 South Figueroa St.
Los Angeles, California 90017

Directors Who Are Not Employees	Common Shares Beneficially Owned			Percent of Total Common Stock Outstanding
	Outstanding	Issuable Upon Exercise of Stock Options (1)	Total
Jay D. Brehmer	14,000	31,500	45,500	*
Joseph S. Compofelice	25,000	16,500	41,500	*
Darrell W. Williams	149,268	15,666	164,934	1.3%

Our Executive Officers	Common Shares Beneficially Owned			Percent of Total Common Stock Outstanding
	Outstanding	Issuable Upon Exercise of Stock Options (1)	Total
Kenneth R. Peak, Chairman, President, Chief Executive and Chief Financial Officer and Secretary	2,051,565	510,917	2,562,482	19.0%
William H. Gibbons, Vice President and Treasurer	37,861	71,667	102,769	*
Lesia Bautina, Vice President and Controller	12,125	91,938	104,263	*

Directors and Executive Officers Together	Common Shares Beneficially Owned			Percent of Total Common Stock Outstanding
	Outstanding	Issuable Upon Exercise of Stock Options (1)	Total
Directors and executive officers, as a group (6 persons)	2,283,260	738,188	3,021,448	22.1%

*	Less than 1%.
1.	Includes shares underlying options to purchase shares that currently are vested and exercisable or will vest or be exercisable within 60 days.
2.	Trust Company of the West holds Contango Common Stock in its capacity as Investment Manager and Custodian for a client.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such reports, we believe that all such filing requirements were complied with during the fiscal year ended June 30, 2004 except as follows: On December 26, 2003, Darrell W. Williams, a director, gifted 600 shares of our Common Stock, which should have been reported on a “Form 4” filing no later than December 30, 2003, but was filed on January 16, 2004.

Certain Relationships and Related Transactions

We lease our corporate offices at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098. Our agreement provides for a monthly rental of $9,970 per month through October 2006. Effective June 1, 2004, two of our directors began using one of our offices and certain common areas for activities unrelated to the Company for which they reimburse the Company $1,000 per month.

Equity Compensation Plans and Other Compensation Arrangements

The following table provides information as of June 30, 2004 about our common stock that may be issued upon the exercise of stock options and warrants under (i) all compensation plans previously approved by stockholders and (ii) individual compensation arrangements not approved by stockholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities future issuance under equity compensation plans, excluding securities reflected in column (a)
Plans approved by stockholders(1)	1,098,437	$4.55	1,091,333
Other compensation arrangements not approved by stockholders (2)	368,084	$3.35	—

Total	1,466,521	$4.25	1,091,333

(1)	Other than indicated, the Company has no other equity compensation plans that have not been approved by stockholders.
(2)	Consists of various stock options and warrants granted by the Company’s Board of Directors, including stock options to purchase 20,500 shares of Contango common stock granted for services as a director of the Company and stock options and warrants to purchase 347,584 shares of Contango common stock granted in connection with business transactions.

EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES

The following sets forth the names, ages and positions of our executive officers together with certain biographical information:

Name	Age	Position
Kenneth R. Peak	59	Chairman, President, Chief Executive and Chief Financial Officer and Secretary
William H. Gibbons	61	Vice President and Treasurer
Lesia Bautina	33	Vice President and Controller

Kenneth R. Peak has been Chairman and CEO of Contango since its formation in September 1999 and serves as chairman of the board. Further information about Mr. Peak is provided above under “Election of Directors—Nominees”.

William H. Gibbons joined Contango in February 2000 as Treasurer and was appointed Vice President and Treasurer in November 2000. His energy career began with Houston Oil & Minerals Corporation, where he was Treasurer from 1975 to 1981. From 1981 to 1983, he served as Vice President-Finance and Administration for Guardian Oil Company. From 1983 to 1986 and 1990 to 1998, Mr. Gibbons provided financial consulting services to domestic and international oil companies, including a five-year financing assignment with Walter International, Inc. (1991-1996). He also has served as Director of Acquisitions for Service Corporation International (1986-1990) and Treasurer of Packaged Ice, Inc. (1998-2000). Mr. Gibbons received a BA in Business Administration from Duke University and a MBA in Finance from Tulane University.

Lesia Bautina joined Contango in November 2001 as Controller and was appointed Vice President and Controller in August 2002. Prior to joining Contango, Ms. Bautina worked as an auditor for Arthur Andersen LLP from 1997 to 2001. Her primary experience is accounting and financial reporting for exploration and production companies. Ms. Bautina received a degree in History from the University of Lvov in the Ukraine in 1990 and a BBA in Accounting in 1996 from Sam Houston State University, where she graduated with honors. Ms. Bautina is a Certified Public Accountant and member of the Petroleum Accounting Society of Houston.

All executive officers of the Company are United States citizens. There are no family relationships between any of our directors or executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Tables

The following tables and discussion below set forth information about the compensation awarded to, earned by or paid to our executive officers during the fiscal years ended June 30, 2004, 2003 and 2002. Other than the salary and bonus described in the table below, we did not pay any executive officer named in the table below any fringe benefits, perquisites or other compensation.

Name and Principal Position	Fiscal Year	Annual Compensation		Shares Underlying Options
		Salary	Bonus
Kenneth R. Peak	2004	$150,000	$100,000	$400,000
Chairman, President, Chief Executive	2003	$150,000	$—	$100,000
and Financial Officer and Secretary	2002	$150,000	$350,000	$100,000

William H. Gibbons	2004	$95,000	$75,000	$5,000
Vice President and Treasurer	2003	$95,000	$750	$25,000
	2002	$93,563	$40,000	$25,000

Lesia Bautina (1)	2004	$90,000	$100,000	$15,000
Vice President and Controller	2003	$90,000	$76,000	$100,000
	2002	$53,000	$50,000	$50,000

(1) Ms. Bautina joined Contango in November 2001.

The following table shows certain information about the number of stock options granted to named executive officers during the year ended June 30, 2004.

Name	Number of Shares Underlying Options Granted (1)	% of Total Options Granted During Year	Exercise Price (2)	Expiration Date	Grant Date Value (3)
Kenneth R. Peak	150,000	32.3%	$4.73	10/08/08	$1.20
Kenneth R. Peak	250,000	53.8%	$6.82	05/27/09	$1.65

	400,000	86.1%
William H. Gibbons	5,000	1.1%	$6.20	05/27/09	$1.90
Lesia Bautina	15,000	3.2%	$6.20	05/27/09	$1.90

1.	The options granted are exercisable 1/3 immediately, 1/3 after one year and 1/3 after two years.
2.	Options are granted at an exercise price equal to the closing price of Contango’s common stock on the day of the grant; except, that, the exercise price of Mr. Peak’s grants is at 110% of the closing price of Contango’s common stock on the day of the grant because he is a greater than 10% beneficial owner of Contango common stock.
3.	The grant date values are based on a Black-Scholes valuation per option utilizing the exercise price, the life of the grant, price volatility, the risk free interest rate and the dividend yield associated with each individual grant at the date of the grant.

The following table shows certain information about the number of stock options and warrants exercised during the year ended June 30, 2004 and the number of stock options and warrants owned by the named executive officers at June 30, 2004. Options in the columns marked “unexercisable” are subject to vesting and will be forfeited if a named executive officer’s employment with us is terminated for certain reasons.

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Unexercised Options and Warrants at June 30, 2004 (2)		Value of Unexercised In-the-Money Options and Warrants at June 30, 2004 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth R. Peak	200,000	$926,000	920,917	366,667	$3,340,463	$561,400
William H. Gibbons	15,000	$69,150	61,667	28,333	$151,250	$98,350
Lesia Bautina	9,729	$22,868	81,938	73,333	$257,750	$225,000

(1)	The value realized upon the exercise of a stock option is equal to the difference between the closing price of our Common Stock on the American Stock Exchange on the date of exercise and the exercise price of the stock option or warrant multiplied by the number of shares acquired.
(2)	The value of each unexercised in-the-money stock option is equal to the difference between the closing price of our Common Stock on the American Stock Exchange on June 30, 2004 of $6.65 per share and the exercise price of the stock option or warrant.

Employment Agreements

We have no employment agreement with any executive officer.

Executive Compensation

The Company’s executive compensation program is designed to attract and retain highly qualified executives and to motivate them to maximize stockholder return. It is intended to provide overall competitive compensation levels and incentive pay levels that vary based on corporate and individual performance. The compensation package for Kenneth R. Peak, Chairman and Chief Executive Officer, is determined by the independent directors on the Board. The compensation packages for other executive officers are determined by the Chairman/Chief Executive Officer in consultation with the Board.

There are three basic components to the Company’s current compensation system: base pay, annual incentive compensation in the form of a cash bonus, and the grant of stock options. Each component is addressed in the context of individual and Company performance and competitive conditions. In determining competitive compensation levels, the Company analyzes data that includes information regarding the general natural gas and oil exploration and production industry.

Chairman/Chief Executive Officer. The independent directors have set Mr. Peak’s base salary at $150,000 per year. By established policy, Mr. Peak is not eligible for a cash bonus if the Company is not profitable under “successful efforts accounting”. Based on the Company’s performance, the independent directors awarded Mr. Peak a $100,000 cash bonus and granted him a stock option to purchase 400,000 shares of Contango Common Stock in the fiscal year ended June 30, 2004 and awarded him a $350,000 cash bonus and granted him a stock option to purchase 100,000 shares of Contango Common Stock in the fiscal year ended June 30, 2002. For the fiscal year ended June 30, 2003, the Company reported a loss for the year under the successful efforts method of accounting; and, therefore, Mr. Peak did not receive a cash bonus. He did, however, receive a stock option grant for 100,000 shares of Contango Common Stock during the year.

Executive Officers. Mr. Peak has set the base pay for William H. Gibbons, Vice President and Treasurer, and Lesia Bautina, Vice President, at $95,000 and $90,000 per year respectively. Cash bonuses and/or stock option grants are available annually at the discretion of Mr. Peak in consultation with the

Board. Factors used in determining the grant of a cash bonus and/or stock option grant include, among others individual and Company performance and competitive conditions. For the fiscal years ended June 30, 2004, 2003 and 2002, Mr. Gibbons received cash bonuses of $75,000, $750 and $40,000, respectively, and received stock option grants to purchase 5,000, 25,000 and 25,000 shares of Contango Common Stock, respectively. For the fiscal years ended June 30, 2004, 2003 and 2002, Ms. Bautina received cash bonuses of $100,000, $76,000 and $50,000, respectively, and received stock option grants to purchase 15,000, 100,000 and 50,000 shares of Contango Common Stock, respectively.

The Company may periodically grant additional cash bonuses and/or new stock option grants to provide continuing incentive for future performance. In making the decision to make additional grants, the independent directors and the Chairman and Chief Executive Officer would consider factors such as the size of previous grants and the number of stock options already held and the degree to which increasing that ownership stake would provide the additional incentives for future performance, the likelihood that the grants would encourage the executive officer to remain with the Company and the value of the executive’s service to the Company.

The Independent Directors of the Board of Directors

Jay D. Brehmer

Joseph S. Compofelice

Darrell W. Williams

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Aggregate fees for professional services rendered to us by Grant Thornton LLP for the years ended June 30, 2004 and 2003 were:

	Year Ended June 30,
Category of Service	2004	2003
Audit	$113,500	$84,750
Other audit fees	—	—
Tax	75,475	63,250
All other	—	—

	$188,975	$148,000

The audit fees for the years ended June 30, 2004 and 2003 were for professional services rendered in connection with the audit of our 2004 and 2003 consolidated financial statements and assistance with review of various documents filed with the SEC. Fees for tax services for the years ended June 30, 2004 and 2003 were for services related to tax compliance, including the preparation of tax returns. Grant Thornton did not provide us any financial information systems design or implementation services during years ended June 30, 2004 and 2003.

Contango expects that representatives of Grant Thornton will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a standing committee of the Board of Directors. The Audit Committee consists of three members, Joseph S. Compofelice (Chairman), Jay D. Brehmer and Darrell W. Williams, each of which is independent as defined in
Section 121(a) of the American Stock Exchange listing standards. The Board of Directors has designated Mr. Compofelice as the Audit Committee’s financial expert. The Audit Committee assists, advises and reports regularly to the Board in fulfilling its oversight responsibilities related to:

•	The integrity of the Company’s financial statements

•	The Company’s compliance with legal and regulatory requirements

•	The independent auditor’s qualifications and independence

•	The performance of the Company’s outside auditors

In meeting its responsibilities, the Audit Committee is expected to provide an open channel of communication with management, the outside auditors and the Board. The Audit Committee’s specific responsibilities are set forth in its charter, as amended. The Audit Committee Charter was amended September 21, 2004 to provide a process for stockholders to communicate with the independent directors. A copy of the Audit Committee Charter is attached as Appendix A to this Proxy Statement.

The Audit Committee has reviewed and discussed Contango’s audited consolidated balance sheet as of June 30, 2004 and 2003 and consolidated statements of income, cash flows and stockholders’ equity for the three years ended June 30, 2004, 2003 and 2002 with Contango’s management. The Audit Committee has discussed with Grant Thornton LLP, Contango’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61 (concerning the accounting methods used in the financial statements).

The Audit Committee has also received and reviewed written disclosures and the letter from Grant Thornton LLP required by Independent Standards Board No. 1 (concerning matters that may affect an auditor’s independence) and has discussed with Grant Thornton LLP their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Contango’s Annual Report on Form 10-K for the year ended June 30, 2004 for filing with the Securities and Exchange Commission.

This report is submitted on behalf of the Audit Committee.

Joseph S. Compofelice, Chairman

Jay D. Brehmer

Darrell W. Williams

PERFORMANCE GRAPH

The following graph compares the yearly percentage change from June 30, 1999 until June 30, 2004 in the cumulative total stockholder return on our Common Stock to the cumulative total return on the Russell 2000 Stock Index and a peer group of five independent oil and gas exploration companies selected by us. The companies in our selected peer group are Brigham Exploration Company, Carrizo Oil & Gas, Inc., Edge Petroleum Corp., Goodrich Petroleum Corp. and PetroQuest Energy, Inc. Our Common Stock began trading on the American Stock Exchange on January 19, 2001 and previously traded on the Nasdaq over-the-counter Bulletin Board. The graph assumes that a $100 investment was made in our Common Stock and each index on June 30, 1999 and that all dividends were reinvested. The stock performance for our Common Stock is not necessarily indicative of future performance.

[PERFORMANCE CHART APPEARS HERE]

	As of June 30,
	2000	2001	2002	2003	2004
Contango Oil & Gas Company	1,000	1,905	1,665	2,045	3,325
Russell 2000 Stock Index	113	112	101	98	129
Peer Group Composite	158	231	181	179	382

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING

OF STOCKHOLDERS IN 2005

Proposals of stockholders intended to be presented at next year’s annual meeting of stockholders must be received by Kenneth R. Peak at Contango Oil & Gas Company’s principal office located at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098 no later than September 4, 2005. If the date of the annual meeting for 2005 is moved by more than 30 days from the date of this year’s Annual Meeting, then the deadline for receiving stockholder proposals shall be a reasonable time before the Company begins to print and mail the proxy statement for the 2005 annual meeting.

ADVANCE NOTICE PROCEDURES FOR NEXT YEAR’S ANNUAL MEETING

The Company advises stockholders that, until further notice, August 26, 2005 is the date after which notice of a stockholder-sponsored proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 (i.e. a proposal to be presented at the next annual meeting of stockholders that has not been submitted for inclusion in the Company’s Proxy Statement) will be considered untimely under the SEC’s proxy rules.

OTHER PROPOSED ACTIONS

The Board is not aware of any other business that will come before the Annual Meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting.

AVAILABILITY OF CERTAIN DOCUMENTS REFERRED TO HEREIN

THIS PROXY STATEMENT REFERS TO CERTAIN DOCUMENTS OF THE COMPANY THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE TO ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, WITHOUT CHARGE, DIRECTED TO KENNETH R. PEAK, CONTANGO OIL & GAS COMPANY, 3700 BUFFALO SPEEDWAY, SUITE 960, HOUSTON, TEXAS 77098, TELEPHONE NUMBER (713) 960-1901. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, SUCH REQUESTS SHOULD BE MADE BY OCTOBER 25, 2004.

By order of the Board of Directors,

/s/ KENNETH R. PEAK

Kenneth R. Peak

Chairman, Chief Executive Officer and Secretary

[Form of Proxy]

CONTANGO OIL & GAS COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF STOCKHOLDERS CALLED FOR NOVEMBER 4, 2004.

The undersigned stockholder(s) of CONTANGO OIL & GAS COMPANY, a Delaware corporation, having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated September 30, 2004, hereby appoints Kenneth R. Peak as Proxy, with the power to appoint a substitute and hereby authorizes him to represent the undersigned at the Annual Meeting of Stockholders of CONTANGO OIL & GAS COMPANY to be held on Thursday, November 4, 2004 at 9:00 a.m., Central Time, at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote thereat on all matters set forth below, as described in the accompanying Proxy Statement.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTORS NOMINATED BY THE BOARD. THE PERSON NAMED AS PROXY WILL USE HIS DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN PROPOSAL 2. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

IMPORTANT—PLEASE SIGN ON THE OTHER SIDE

ê  DETACH PROXY CARD HERE  ê

1. THE ELECTION OF DIRECTORS:	☐ FOR all nominees listed below, except as indicated to the contrary below.	☐ AUTHORITY WITHHELD to vote for all nominees listed below.

Nominees:	Kenneth R. Peak	Joseph S. Compofelice

	Jay D. Brehmer	Darrell W. Williams

(INSTRUCTION: To vote against any nominee, write that nominee’s name in the space provided below.)

2. IN HIS DISCRETION, THE PROXY IS AUTHORIZED

TO VOTE UPON SUCH OTHER BUSINESS AS MAY

PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.

Dated:                                                                                                            , 2004

Signature

Signature

(Please sign exactly as name appears hereon. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title. If signer is a corporation, please sign the full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Please Detach Here

ê  You Must Detach This Portion of the Proxy Card  ê

Before Returning it in the Enclosed Envelope

APPENDIX A

CONTANGO OIL & GAS COMPANY

Audit Committee Charter

Amendment No. 1, as Approved September 21, 2004

Purpose and Composition

The Audit Committee (“Committee”) shall be a standing committee of the Board of Directors (“Board”). The Committee shall assist, advise and report regularly to the Board in fulfilling its oversight responsibilities related to:

•	The integrity of the Company’s financial statements;

•	The Company’s compliance with legal and regulatory requirements;

•	The independent auditor’s qualifications and independence;

•	The performance of the Company’s outside auditors; and

•	The Company’s Code of Ethics.

In meeting its responsibilities, the Committee is expected to provide an open channel of communication with management, the outside auditors and the Board.

The Committee is composed of at least three members of the Board who are independent within the meaning set forth by the Securities and Exchange Commission (“SEC”). Committee members shall be appointed and/or removed by the Board. No member of the Committee shall be removed except by a majority vote of the independent directors then in office. Committee members shall be free from any relationships that would interfere with or give the appearance of interfering with the exercise of independent judgment as a Committee member. All members shall have a requisite working familiarity with basic finance and accounting practices in compliance with the requirements of the SEC. Furthermore, at least one member of the Committee shall have sufficient accounting or financial expertise and be designated as a “financial expert” in compliance with the requirements of the SEC.

The Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. Such authority includes but is not limited to:

•	Retain outside counsel, accountants, outside advisors, consultants or others to assist in the conduct of an investigation or as it determines appropriate to advise or assist in the performance of its functions;

•	Seek any information it requires from employees or external parties. Employees and external parties will be directed to cooperate and comply with the Committee’s requests; and

•	Meet with Company officers, outside auditors or outside counsel as necessary.

The members of the Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board of Directors or until their successors shall be duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

All Committee members must be unaffiliated with the Company and may not accept any compensation (including consulting, advisory or other compensatory fees) other than for services as a director.

Duties and Responsibilities

Management is responsible for preparing the Company’s financial statements and assuring that the Company has adequate internal controls in place. The Company’s outside auditors are responsible for auditing the financial statements and assessing the Company’s internal controls. The activities of the Committee are in no way designed to supersede or alter these responsibilities.

Duties and responsibilities of the Committee shall include, but are not limited to the following:

1.	Management is responsible for preparing the Company’s financial statements and assuring that the Company has adequate internal controls in place. The Company’s outside auditors are responsible for auditing the financial statements and assessing the Company’s internal controls. The activities of the Committee are in no way designed to supersede or alter these responsibilities.

2.	Review with management and the outside auditors the annual and quarterly financial results for the Company, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Also review the annual report to stockholders and the annual/quarterly reports on Forms 10-K/10-Q filed with the SEC.

3.	The outside auditors will have discussions with the Committee on the quality of the accounting policies and practices used by the Company, any alternative treatments of financial information, their ramifications and the outside auditors’ preferred treatments any other communications required to be discussed by Statement of Auditing Standards No. 61, as amended.

4.	Oversee and monitor the work of the outside auditors to ensure they are independent of management and their objectivity is not impaired, recognizing that the outside auditors are accountable to the Board and the Committee. Review and resolve, if necessary, any disagreements between management and the outside auditors in connection with the annual audit or the preparation of the financial statements.

5.	Annually select and appoint outside auditors, consider the independence and effectiveness of the outside auditors, approve the fees and other compensation to be paid to the outside auditors and be responsible for oversight of the outside auditors. The Committee shall receive the written disclosures required by generally accepted auditing standards. On an annual basis, the Committee shall require the outside auditors to provide the Committee with a written statement delineating all relationships between the outside auditors and the Company. The Committee shall actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors. The Committee shall recommend that the Board of Directors take appropriate action in response to the outside auditors’ report to satisfy itself of the outside auditors’ independence.

6.	Annually report to the Board the outside auditing firm to be retained and preapprove all audit and non-audit services and fees. The Committee will review the scope of any non-audit services to be performed by the outside auditors and determine its impact on the auditors’ independence.

7.	The outside auditors may not perform the following non-audit services: (i) bookkeeping related to accounting records or financial statements; (ii) financial information systems design and implementation services, (iii) appraisal or valuation services involving fairness opinions; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management or human resource functions; (vii) broker, dealer, investment adviser or investment banker services; (ix) legal services and expert services unrelated to the audit; and (x) any other services that the Public Accounting Oversight Board determines impermissible. All other non-auditing services provided by the outside auditors including tax compliance, tax planning and tax advice shall be approved in advance by the Committee.

8.	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements or proposed pronouncements and understand their impact on the Company’s financial statements.

9.	Assess and monitor the overall control environment of the Company through discussion with management and the outside auditors. Assess the extent to which the audit plans of the outside auditors can be relied on to identify material internal control weaknesses or fraud.

10.	Oversee and assess the Company’s policies, practices and compliance with its Code of Ethics.

11.	Direct and supervise special audit inquiries by the outside auditors as the Board of Directors or the Committee may request.

12.	Provide a report in the proxy statement stating that the Committee has reviewed and discussed the financial statements with management and the auditors. In addition, this report will include a recommendation to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K.

13.	Review with the outside auditors their performance and recommend to the Board of Directors any proposed discharge of the outside auditors when circumstances warrant.

14.	Review and reassess this Charter at least annually. Make recommendations to the Board, as conditions dictate, to update this Charter.

Meetings

The Committee shall meet regularly and as circumstances dictate, all as determined by the Committee. Regular meetings of the Committee will be held at least quarterly and at such place as shall from time to time be determined by the Chairman of the Committee or by the chief executive officer, president or secretary of the Company. Special meetings of the Committee may be called by or at the request of any member of the Committee, any of the Company’s executive officers or the Company’s principal accounting officer, in each case on at least twenty-four hours notice to each member of the Committee. In addition, the Committee or at least its Chairman should meet with the outside auditors and management quarterly to review the Company’s financial statements filed with the SEC.

If the Board of Directors, management of the Company or the Company’s outside auditors desire to discuss matters in private, the Committee shall meet separately with such person or group.

A majority of the Committee members shall constitute a quorum for the transaction of the Committee’s business. Unless otherwise required by applicable law, the Company’s Certificate of Incorporation or Bylaws of the Board of Directors, the Committee shall act upon the vote or consent of a majority of its members at a duly called meeting at which a quorum is present. Any action of the Committee may be taken by a written instrument signed by all of the members of the Committee. Members of the Committee may participate in Committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

Complaints and Protection of “Whistle Blowers”

Any member of the Committee, on behalf of the Committee, shall be available during regular business hours to receive complaints regarding accounting, controls or auditing matters on a confidential submission of concerns by employees.

Any member of the Committee on behalf of the Committee is similarly available to receive information from any employee without fear of discrimination against any such employee regarding conduct the employee reasonably believes constitutes financial fraud or a violation of securities law.

Stockholder Communications with the Company

The Company has designated the Audit Committee to receive communications from stockholders. All members of the Audit Committee are independent directors. Mail may be addressed to the Independent Directors in care of the Chairman of the Audit Committee, Contango Oil & Gas Company, 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098. Mail will not be opened but will be logged in. All mail will be forwarded to the Chairman of the Audit Committee or the named independent director. Mail addressed to the Board of Directors will be delivered to Kenneth R. Peak, Chairman and Chief Executive Officer.

Related party Transactions

Management shall inform the Committee of all related party transactions.

Miscellaneous

The Committee may perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation and Bylaws, and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally acceptable accounting principles. This is the responsibility of management and the outside auditors.

The Company will provide appropriate funding for the Committee.

* * * *